Exhibit 2.1


         MERGER AGREEMENT, dated as of May 31, 2001 (this "Agreement"), by and among (i) the individuals listed on Schedule A hereto (collectively such individuals are referred to herein as the "Company Stockholders" or as "Sellers" and each individually as a "Seller"), (ii) Aviv Instruments, Inc., a New Jersey corporation ("Instruments"), (iii) Aviv Associates, Inc., a New Jersey corporation ("Associates" and, together with Instruments, referred to herein individually as a "Company" and together as the "Companies"), (iv) Rheometric Scientific, Inc., a Delaware corporation ("Rheometric"), and (v) Tel Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Rheometric ("Acquisition Sub"). Sellers, Instruments, Associates, Rheometric and Acquisition Sub will be sometimes referred to herein individually as a "Party" and collectively as the "Parties".

     The Companies are engaged in the design, development, manufacture and sale of Circular Dichroism Spectrometers, Automated Titrating Differential/Ratio Spectrofluorometers, UV-VIS Spectrophotometers and associated accessories including Stopped Flow Systems and associated parts and repair services, as well as the design, development and proposed marketing of a Coupled Plasmon Waveguide Resonance Spectrometer (the "Business").

     The Sellers collectively own all of the Shares (as defined in Section 2.2(c) hereof). Rheometric wishes to acquire all of the issued and outstanding capital stock of each of Instruments and Associates and thereby all their respective assets, business and operations.

     The Boards of Directors of Rheometric, Instruments, Associates and Acquisition Sub have duly approved this Agreement, which sets forth the terms and conditions of the plan of merger and such other provisions as they consider necessary or desirable, and the respective Boards of Directors of Instruments and Associates have determined that it is in the best interests of the Company Stockholders for Instruments and Associates to merge with and into Acquisition Sub in accordance with Section 252 of the Delaware General Corporation Law (the "GCL") and Section 14A:10-7 of the New Jersey Business Corporation Act (the "NJ-Law") and subject to the terms and conditions set forth herein (the "Merger"). Pursuant to the Merger, all of the Shares will be converted into the right to receive a portion of the Merger Consideration (as hereinafter defined) as hereinafter provided in this Agreement. The parties hereto intend that the Merger will qualify as a forward triangular merger meeting the requirements of
Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and of the mutual promises, covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the Sellers, Instruments, Associates, Rheometric and Acquisition Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. Merger of Instruments and Associates into Acquisition Sub. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.2 hereof) of the Merger, each of Instruments and Associates shall be merged with and into Acquisition Sub. The separate corporate existence of each of Instruments and Associates shall thereupon cease, and Acquisition Sub (sometimes hereinafter referred to as the "Surviving Corporation") shall continue its corporate existence as the surviving corporation in the Merger under the laws of the State of Delaware. The corporate existence of Acquisition Sub with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Acquisition Sub and the Companies are sometimes referred to herein as the "Constituent Corporations."

     1.2. Effective Time of the Merger. The Merger shall become effective as of the date and time of the filing of a certificate of merger setting forth the information required by Section 252 of the GCL (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware and a certificate of merger setting forth the information required by Section 14A:10-7 of the NJ-Law (the "New Jersey Certificate of Merger") and the Plan of Merger attached hereto as Exhibit A with the Secretary of State of the State of New Jersey (the "Effective Time").

     1.3. Effects of the Merger. At the Effective Time:

          (a) Certificate of Incorporation. The Certificate of Incorporation of Acquisition Sub, amended as set forth in the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

          (b) By-Laws. The By-laws of Acquisition Sub as in effect immediately prior thereto shall be the By-laws of the Surviving Corporation.

          (c) Officers and Directors. The directors and officers of Acquisition Sub in office at the Effective Time shall continue as the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation and the GCL, until his successor is duly elected or appointed and shall qualify or until his earlier death, resignation or removal.

          (d) Rights, etc. of Surviving Corporation. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations, and all of the property, real and personal, including causes of action and every other asset of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation. Notwithstanding the foregoing, if at any date after the Effective Time, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest,

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perfect or confirm, of record or otherwise, in the Surviving Corporation,  title to any property or rights of either of the Constituent Corporations, each Constituent Corporation and its officers and directors at the Effective Time shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title of such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of either of the Constituent Corporations or otherwise to take any and all such action.

         (e) Change of Name. At the Effective Time, pursuant to the Delaware Certificate of Merger, the name of the Surviving Corporation shall be amended to be "Aviv Instruments, Inc."

     1.4. Conversion of Common Stock of the Companies. (a) At the Effective Time, each share of common stock, without nominal or par value per share, of Instruments (the "Instruments Common Stock") outstanding immediately prior to the Effective Time (excluding those held in the treasury of the Company), shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and shall represent the right to receive 475.736 shares of Common Stock, par value $.01 per share of Rheometric (the "Rheometric Common Stock") (the "Instruments Per Share Merger Consideration") on and subject to the terms and conditions hereinafter provided.(a)

         (b) At the Effective Time, each share of common stock, without nominal or par value per share, of Associates (the "Associates Common Stock") outstanding immediately prior to the Effective Time (excluding those held in the treasury of the Company), shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and shall represent the right to receive 330.146 shares of Rheometric Common Stock (the "Associates Per Share Merger Consideration" and together with the Instruments Per Share Merger Consideration, the "Merger Consideration"), on and subject to the terms and conditions hereinafter provided. Notwithstanding the foregoing, the aggregate number of shares of Rheometric Common Stock comprising the Merger Consideration shall not exceed 805,882 shares. Such aggregate number of shares shall be referred to herein as the "Rheometric Shares".

         (c) Each share of Instruments Common Stock and Associates Common Stock held in the treasury of the applicable Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Rheometric, the Surviving Corporation or any other corporation shall be issuable, and no payment shall be made with respect thereto.

     1.5. Conversion of Acquisition Sub Shares at Time of Merger. Each share of the Common Stock, par value $.01 per share, of Acquisition Sub (the "Acquisition Sub Common Stock") which is outstanding immediately prior to the Effective Time and without further action on the part of the holder thereof, shall be converted into and become, as of the Effective Time, one validly issued, fully paid and nonassessable share of the Common Stock, par value $.01 per share, of the Surviving Corporation.

     1.6. Payment for Common Stock of the Companies. At the Closing, Acquisition Sub will pay to the Company Stockholders the Merger Consideration; provided, however, notwithstanding the foregoing, at the Closing, 10% of the Merger Consideration shall be

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deposited  with  the  Escrow  Agent  (as  that  term is  defined  in the  Escrow
Agreement) in support of the Company Stockholders' indemnification obligations hereunder, pursuant to an escrow agreement being executed and delivered by the parties thereto simultaneously with the execution and delivery of this Agreement (the "Escrow Agreement"). One half of the Merger Consideration shall be eligible for release from escrow on the first anniversary of the Closing and one half on the second anniversary of the Closing. At or prior to the Closing, each Company Stockholder will execute and deliver to Acquisition Sub a transmittal letter (the "Letter of Transmittal") and will deliver to Acquisition Sub all of his certificates representing shares of Instruments Common Stock or Associates Common Stock, as the case may be, as contemplated by such Letter of Transmittal.

     1.7. Closing. The closing of the transactions provided for herein (the "Closing") shall take place at the offices of Wilentz, Goldman & Spitzer, 90 Woodbridge Center Drive, Woodbridge, NJ 07095 on May 31, 2001 at 10:00 a.m., local time, or at such other place, date or time as the parties shall mutually agree. The date of the Closing is sometimes referred to herein as the "Closing Date." At the Closing, the Delaware Certificate of Merger and the New Jersey Certificate of Merger shall be executed and delivered on behalf of each of the Companies and Acquisition Sub and submitted to the Secretaries of State of the States of Delaware and New Jersey for filing in accordance with the GCL and NJ-Law.

     1.8. Disbursement of Merger Consideration. Following the Effective Time, Rheometric, on behalf of the Acquisition Sub, shall cause:

         (a) the transfer agent of Rheometric (the "Transfer Agent") to deliver the Rheometric Shares to the Company Stockholders and the Escrow Agent at the Closing or as soon as practicable following the Closing in accordance with a letter of instruction from Rheometric to the Transfer Agent (the "Letter of Instruction") executed by Rheometric at the Closing.

         (b) the Surviving Corporation to pay on the Closing Date to the payees thereof the indebtedness set forth on Schedule 1.8.

     1.9. Earnout.

         (a) Definitions. The following terms shall have the following meanings when used in this Section 1.9:

              (i) "Earnout Products" means the Coupled Plasmon-Waveguide Resonance Spectroscopic Instrument utilizing U.S. patent number 5,991,488 and the Reusable Biocompatible Interface for Immobilization of Materials on a Solid Support utilizing U.S. patent number 5,521,702, in either case as modified or supplemented by patent application 09/572,165.

              (ii) "Earnout Term" means the period beginning with the date of the first commercial sale of an Earnout Product and ending on the third anniversary of the date of such first commercial sale.

              (iii) "Selling Price" means the price received by Rheometric from sales of Earnout Products, less volume, trade, and quantity discounts and product returns and adjustments and less: (a) freight charges (including imputed freight charges based on

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Rheometric's  actual charges where the Earnout Product is sold freight prepaid);
(b) sales and/or use taxes (including value added tax and duty directly imposed on or with reference to the sale of such Earnout Product); (c) costs of collections or commissions paid or due with the sale thereof; (d) royalties paid to others; and (e) container and packaging costs.

         (b) Payment. Rheometric shall pay to the Sellers an amount equal to one and one-half percent (1.5%) of the aggregate Selling Price realized by the Surviving Corporation from sales of the Earnout Products during the Earnout Term, but only so long as sales and/or use of such Earnout Products are not in violation of the rights of any third party or any applicable law (the "Earnout Payment").

         (c) Revenue Reports. Within 45 days following each June 30 and December 31 occurring during the Earnout Term, Rheometric will in writing advise the Sellers of the calculation of the Earnout Payment due to the Sellers for the six-month period or portion thereof then ended; and such calculation shall be accompanied by a check in payment of the Earnout Payment for such six-month period.

         (d) Record Keeping. Rheometric shall keep accurate and complete records, files and account books containing all of the data reasonably required for the computation and verification of the Earnout Payment. Upon written request from the Sellers, and not more than once per calendar year, Rheometric agrees to permit such records, files and account books to be examined to the extent necessary to verify the correctness of the Earnout Payments hereunder. Such examination shall be conducted at the Sellers' expense by an independent certified public accountant designated by the Sellers and reasonably acceptable to Rheometric, who shall enter into an appropriate non-disclosure agreement with Rheometric and report to the Sellers only (i) the amount of the Earnout Payment for the period under audit, and/or (ii) whether said records, files and accounts books are consistent with the Revenue Reports submitted pursuant to this Section, and if not, the reasons therefor; provided, however, that in the event such accountant discovers during such examination that the Earnout Payment has been under-reported by 20% or more, Rheometric shall be responsible for the reasonable expenses incurred by such accountant in connection with such examination.

     1.10. Seller Representative. Each of the Sellers, for himself, and for his heirs, legal representatives, successors and assigns, hereby irrevocably nominates, constitutes and appoints Jack Aviv as the "Seller Representative" with full discretionary power and authority and without any further consent of such Seller, and with full power of substitution, for and on such Seller's behalf and in such Seller's name, place and stead, to perform and consummate all acts and transactions as may be required, permitted or contemplated to be performed by Sellers pursuant to this Agreement. The Seller Representative shall have no liability to Sellers for anything done or omitted to be done by him hereunder in his capacity as Seller Representative except for his willful misconduct, gross negligence or bad faith. Each of Rheometric, Acquisition Sub and the Surviving Corporation shall be entitled to rely, as being binding upon Sellers, upon any document, instrument or other communication believed by it to be genuine or correct and to have been signed or sent by the Seller Representative and none of Rheometric, Acquisition Sub or the Surviving Corporation shall be liable to any Seller for any action taken or omitted to be taken by Rheometric, Acquisition Sub or the Surviving Corporation based upon such reliance. All actions required, permitted or contemplated to be performed by Sellers under this Agreement may only

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

be performed by the Seller Representative. Jack Aviv agrees to act as Seller Representative on behalf of Sellers. Each of the Sellers listed on Schedule B hereto acknowledges that the Seller Representative is such Seller's purchaser representative (as defined in Rule 501(h) promulgated under the Securities Act) in connection with evaluating the merits and risks of the prospective investment in Rheometric.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     2.1. Representations and Warranties of Sellers With Respect to Themselves. Each Seller severally represents and warrants to Rheometric and Acquisition Sub as follows, and acknowledges and confirms that Rheometric and Acquisition Sub are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation that may have been made by Rheometric and Acquisition Sub or on their behalf.

         (a) Capacity, Organization and Standing. Such Seller has the right, power and authority and legal capacity to own his Shares and to enter into and perform his obligations under this Agreement.

         (b) Consents, Authorizations and Binding Effect. Such Seller may execute, deliver and perform his obligations under this Agreement without the necessity of obtaining any consent, approval, authorization, advice or waiver or giving any notice, except for such consents, approvals, authorizations, advice or waivers (individually a "Consent" and collectively "Consents") which have been obtained and are unconditional and in full force and effect and such notices (individually a "Notice" and collectively "Notices") which have been duly given, all of which are listed on Schedule 2.1(b). This Agreement has been duly executed and delivered by such Seller and constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement by such Seller will not:

              (i) conflict with, result in the breach of or constitute a default under any contract, agreement, commitment, undertaking, restriction or other instrument to which such Seller is a party or by which he may be bound or affected, or

              (ii) constitute a violation of any statute, judgment, order, decree, regulation or rule of any court, governmental authority or arbitrator applicable or relating to or binding upon such Seller.

         (c) Governmental Consents. No consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any governmental authority, agency, bureau or commission is required to be obtained or made by such Seller in connection with its execution, delivery and performance of the transactions contemplated by this Agreement.

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         (d)  Disputes.  There is no  litigation  pending  or, to such  Seller's knowledge, threatened, against such Seller which would materially impair the ability of such Seller to consummate the transactions contemplated by this Agreement.

         (e) Shares. Such Seller has good and marketable title to his Shares set forth on Schedule 2.1(e) hereto as being owned by him, and has the right, title, power and authority to sell, transfer and vote such Shares. Such Seller's Shares are owned by him free and clear of all Liens (as defined in Section 2.2(i)). There are no options, proxies, voting trusts or other agreements or understandings with respect to the issuance, transfer or voting of the Shares (other than powers of attorney executed in connection with this Merger Agreement and the consummation of the Merger, copies of which are attached to the Letters of Transmittal).

         (f) Investment Representation. (i) The Rheometric Common Stock being acquired hereunder is being acquired by such Seller for investment and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and such Seller will not distribute the Rheometric Common Stock in violation of the Securities Act or the applicable securities laws of any state.(i)

              (ii) Such Seller understands that the Rheometric Common Stock being acquired hereunder has not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

              (iii) Such Seller is financially able to hold the Rheometric Common Stock being acquired hereunder for long-term investment, believes that the nature and amount of the Rheometric Common Stock being purchased are consistent with such Seller's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Rheometric Common Stock.

              (iv) Such Seller confirms that (i) he is familiar with the proposed business of Rheometric, (ii) he has had the opportunity to ask questions of the officers and directors of Rheometric and to obtain (and that he has received to his satisfaction) such information about the business and financial condition of Rheometric as he has reasonably requested, and (iii) such Seller, either alone or with his purchaser representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of the prospective investment in Rheometric.

              (v) The certificates representing the Rheometric Common Stock, including certificates issued upon any voluntary or involuntary transfer of such Securities, unless such transfer is pursuant to a registered public offering of the Rheometric Common Stock, shall bear the following legend in addition to any other legend required under applicable law:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

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              AMENDED (THE  "SECURITIES  ACT"), OR THE SECURITIES LAWS
              OF  ANY  STATE  AND  MAY  NOT  BE  TRANSFERRED   WITHOUT
              REGISTRATION   UNDER   THE   SECURITIES   ACT  OR  STATE
              SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

     2.2. Representations and Warranties of Sellers With Respect to the Companies. Each Seller, jointly and severally, represents and warrants to Rheometric and Acquisition Sub as follows, and acknowledges and confirms that Rheometric and Acquisition Sub is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation that may have been made by Rheometric or Acquisition Sub or on their behalf.

         (a) Organization and Standing. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Neither Company is required to qualify to transact business as a foreign corporation in any other jurisdiction. Each Company has the right, power and authority (corporate and otherwise) to own, lease and operate its properties and to carry on its business.

         (b) Consents, Authorizations and Binding Effect. Each Company may execute, deliver and perform this Agreement without the necessity of obtaining any Consent or giving any Notice, except for such Consents or Notices as may be listed on Schedule 2.2(b). This Agreement has been duly authorized, executed and delivered by each Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement by Sellers and by each Company will not:

              (i) constitute a violation of either Company's Certificate of Incorporation or By-laws,

              (ii) except as set forth on Schedule 2.2(b), conflict with, result in the breach of or constitute a default, or give any other person the right to terminate and/or to accelerate any obligation, under any contract, agreement, commitment, undertaking, restriction or other instrument to which either Company is a party or by which either Company or the Shares may be bound or affected,

              (iii) constitute a violation of any statute or regulation or any judgment, order, decree or rule of any court, governmental authority or arbitrator applicable or relating to or binding upon either Company or its business, or

              (iv) result in the creation of any Lien upon the Shares or any assets of either Company.

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Except as set forth on Schedule  2.2(b),  no consent,  approval or authorization of, waiver from or notice to any other person is required to maintain in full force and effect for the benefit of the Companies after the Closing any Company Contract (as defined in Section 2.2(v) hereof).

         (c) Capitalization. (i) The total authorized capitalization of Instruments consists solely of 2500 shares of Instruments Common Stock, of which a total of only 1000 shares are presently issued and outstanding (the "Instruments Shares"), all of which are owned by the Sellers. The total authorized capitalization of Associates consists solely of 2500 shares of
Associates Common Stock, of which a total of only 1000 shares are presently issued and outstanding (the "Associates Shares" and together with the Instruments Shares, the "Shares"), all of which are owned by the Sellers. Instruments does not hold any shares of its capital stock in its treasury. Associates holds 111 shares of its capital stock in its treasury. All of the issued and outstanding shares of capital stock of the Companies have been duly authorized and validly issued and are fully paid and nonassessable and no liability attaches to the ownership thereof.(i)

              (ii) With respect to each Company, there are no authorized, outstanding or existing:

                   (1) proxies (other than powers of attorney executed in connection with this Merger Agreement and the consummation of the Merger, copies of which are attached to the Letters of Transmittal) or other agreements or understandings with respect to the voting of any capital stock of such Company;

                   (2) depositary receipts of shares (certificates) issued by such Company;

                   (3) securities convertible into or exchangeable for any capital stock of such Company;

                   (4) options, warrants or other rights to purchase or subscribe for any capital stock of such Company (other than this Agreement), or securities convertible into or exchangeable for any capital stock of such Company;

                   (5) agreements of any kind relating to the sale or issuance of any capital stock of such Company, any such convertible or exchangeable securities or any such options, warrants or rights; or

                   (6) agreements of any kind which may obligate such Company to sell, issue or purchase any of its securities.

Subsequent to September 30, 2000, neither Company has declared or paid, or has any obligation to declare or pay, any dividends, and, except as disclosed on
Schedule 2.2(c), neither Company has made, or has any obligation to make, any distribution or payment to any stockholder of such Company or his or its affiliates.

         (d) The Business. The Companies are engaged in the Business and are not engaged in any other business.

         (e) Subsidiaries. Neither Company owns any equity interest in any other entity. Except for any interest which may be deemed to occur as a result of the ownership of any shares in a publicly traded mutual fund, no Seller owns, directly or indirectly, any equity interest in any entity engaged in business activities related to the Business.

         (f) Minute Books and Stock Records. The minute books of each Company have been furnished to Rheometric for inspection and in the form so furnished are correct (including signatures), complete and current in all material respects and fairly reflect the respective corporate actions of the Board of Directors and shareholders meetings of each Company. The stock record books of each Company are correct (including signatures), complete and current. Schedule 2.2(f) includes a list of the directors and officers of each Company.

         (g) Articles of Incorporation. Copies of the Certificate of Incorporation and By-laws of each Company have heretofore been delivered to Rheometric or Rheometric's counsel and are correct and complete and reflect all amendments or changes in effect.

         (h) Financial Statements and Financial Condition. Except as may be disclosed on Schedule 2.2(h), each Company has maintained its books of account in accordance with applicable laws, rules and regulations and with generally accepted accounting principles consistently applied ("GAAP"), and such books and records are, and during the periods covered by the Financial Statements (as hereinafter defined) were, correct and complete in all material respects, fairly and accurately reflect or reflected each Company's income, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto, and provided a fair and accurate basis for the preparation of the Financial Statements. Attached to Schedule 2.2(h) hereto are: the balance sheets of each Company as of December 31, 2000 and March 31, 2001 (the "March Balance Sheet"), and (y) statements of income, retained earnings and cash flows for each Company for the twelve-month period ended December 31, 2000 and the three-month period ended March 31, 2001 (collectively, the "Financial Statements").

     Except as may be disclosed on Schedule 2.2(h) the Financial Statements have been prepared in conformity with GAAP and present fairly the consolidated financial position of each Company as of the dates of such statements and the results of operations for the periods covered by such statements. As of the date hereof, neither Company has any liabilities other than:

              (i) those  set  forth or  reserved  against  in the March  Balance
Sheet,

              (ii) those incurred since the date of the March Balance Sheet in the ordinary course of business in arms' length transactions and consistent in nature, amount and scope with past practice,

              (iii)   obligations   under   contracts,   agreements  and  leases
disclosed, or not required to be disclosed, pursuant to Section 2.2(v) hereof, and

              (iv) those described on Schedule 2.2(h) hereto.

Except as set forth in Schedule 2.2(h), neither Company has any long or short-term bank debt or notes or obligations payable to shareholders (other than salary payments in the ordinary course of business).

         (i) Title and Condition of Assets. Except as set forth on Schedule 2.2(i), each Company has good and marketable title to its assets, free and clear of all liens, encumbrances, claims, security interests, mortgages, pledges, agreements and rights of others (individually a "Lien" and collectively "Liens"). Except as set forth on Schedule 2.2(i), each Company owns all of the assets used in the operation of, and necessary to operate, its business as presently conducted or proposed to be conducted by it. No significant asset of either Company or property leased by either Company has been affected by any fire, accident, act of God or any other casualty that adversely impairs its use by such Company, or the financial condition or prospects of such Company.
Schedule 2.2(i) hereto includes a summary description of material tangible personal property in the nature of machinery and equipment owned or leased by each Company.

         (j) Real Estate. Schedule 2.2(j) hereto contains a true and complete list of all real property leased by each Company. Neither Company owns any real property. No real property is used in connection with the Business except as listed on Schedule 2.2(j). To the best knowledge of Sellers, no real property listed on Schedule 2.2(j) is subject to any zoning ordinance or other restriction which would have a material adverse effect on the Business or the use and enjoyment of such property in the manner in which such property is currently used and enjoyed. To the best knowledge of Sellers, there is no pending legislation, regulation or ordinance which would adversely affect the use of such real property as it is presently used or the conduct of the Business as it is presently conducted. Each lease listed on Schedule 2.2(j) is valid and in full force and effect and is enforceable in all material respects in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws. Neither Company, or, to the best knowledge of Sellers, any of the other parties thereto, is in material default under such leases, and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder. With respect to real property leases so listed that are cancelable by the lessor on sixty (60) days' notice or less, to the best knowledge of Sellers, no lessor has any present intention of exercising its rights of cancellation, and none has communicated any intention to do so (whether or not withdrawn).

         (k) Inventories. The inventories of each Company have been valued at the lower of cost or market in accordance with GAAP and the value of obsolete materials and materials of below standard quality has been written down in accordance with Schedule 2.2(k). Neither Company is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers. No inventory of either Company is on consignment.

         (l) Receivables. Except as set forth on Schedule 2.2(l), the trade accounts and other receivables of each Company are bona fide, collectible receivables, arose out of arms-length transactions, and are recorded correctly on the applicable books and records of such Company. Such trade accounts and other receivables are not subject to any counterclaim or setoff not reflected in the reserves set forth on the Financial Statements and, except as set forth on
Schedule 2.2(l), will be collected in full in accordance with the Companies' normal credit and collection policies and consistent with past practice, and in any event within 120 days of the Closing. During the last three years the net losses on receivables of each Company have not exceeded one percent (1%) of its sales per year.

         (m) Insurance. Schedule 2.2(m) hereto contains a list of all policies of insurance maintained by or on behalf of each Company, including insurance providing benefits for employees, in effect on the date hereof and generally describing the coverage thereby. Except as set forth in Schedule 2.2(m) there are no claims pending or, to the knowledge of Sellers, threatened under any of said policies or disputes with underwriters, and all premiums due and payable have been paid and all such policies are in full force and effect in accordance with their respective terms. Neither Company has been denied insurance, or been offered insurance only at a commercially prohibitive premium, within the last five years.

         (n) Litigation and Other Proceedings. With respect to each Company, except as described on Schedule 2.2(n) hereof, and whether or not covered by insurance, there are no actions, suits, liens, claims or proceedings, whether in law or equity, or governmental or administrative investigations pending or, to the knowledge of Sellers, threatened against such Company or with respect to its assets or any asset or property of others leased or used by it, or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement. There are no requests for environmental cleanup actions, cost reimbursement or contribution by any governmental agencies or by any private parties pending or, to the knowledge of Sellers, threatened against either Company.

         (o) Compliance. Except as described in Schedule 2.2(o): (i) each Company is in compliance with, and no default or violation exists under, material laws, rules, regulations, decrees and orders applicable to such Company and its respective employees, products and properties; (ii) neither Company nor its respective assets nor the property leased under leases to which it is a party nor the transactions contemplated under this Agreement are subject to any judgment, order or decree entered in any lawsuit or governmental or legal proceeding, and no investigations have been conducted during the three (3) years prior to the date of this Agreement in connection with the ownership, operation or use by such Company of its assets or the property leased under leases to which it is a party or its operations; and (iii) each Company has duly filed all reports and returns required to be filed by it with governmental authorities and obtained all governmental or regulatory permits and licenses and other governmental consents which are required in connection with its operations. Such permits, licenses and consents are in full force and effect, no proceedings for the suspension or cancellation of any of them is pending or, to the knowledge of Sellers, threatened, and none will lapse, terminate or otherwise become ineffective upon the consummation of this Agreement. Schedule 2.2(o) contains a complete list of permits, licenses and consents referred to in clause (iii) above. Except as specified in Schedule 2.2(o), no application for any such permits, licenses or consents within such three (3) year period has been denied.

         (p) Environment, Health and Safety. Except as specified in Schedule 2.2(p):

              (i) Each Company has complied with, and its operations are in compliance with, all Environmental Laws (as hereinafter defined), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced, or to the knowledge of Sellers, threatened, against either Company alleging any failure to comply with any such law or regulation.

              (ii) As used herein, the term "Environmental Law" means any law (or ordinance, rule, order, directive, requirement or regulation) of any government (or agency thereof), or any applicable common law, judgment, agreement or decree, concerning pollution or protection of, or damage to, the environment, public or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances (as hereinafter defined) into ambient air, surface water, ground water or lands or otherwise relating to the release, reporting, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. As used herein, "Hazardous Substances" shall mean (A) all materials that are classified as special wastes, hazardous or toxic or polluting under any Environmental Law; (B) petroleum products, including but not limited to gasoline, diesel fuel, fuel oil, crude oil and motor oil, and the constituents of those products; (C) explosives or radioactive materials and (D) asbestos containing materials.

              (iii) Neither Company has any liability, and there is no basis for liability against either Company, under any Environmental Law or any applicable law or regulation, judgment, agreement or decree concerning employee health and safety.

              (iv) Neither Company has any liability, and there is no basis for liability against either Company, for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under any law or pursuant to any statute, rule, regulation or ordinance in effect on or prior to the date hereof or any applicable law, judgment, agreement or decree in effect on or prior to the date hereof) for any illness of or personal injury to any current or prior employee of either Company (other than routine claims under either Company's medical coverage insurance policies for its employees).

              (v) Each Company has obtained and has been and is in compliance with all environmental permits that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all applicable Environmental Laws.

              (vi) Except as listed in Schedule 2.2(p) and heretofore provided to Rheometric, within five (5) years prior to the Closing Date there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to either Company or any other property or business now or previously owned, operated, or leased by either Company.

              (vii) Except as disclosed on Schedule 2.2(p), neither Company has released nor is it releasing any Hazardous Substances on, upon, into, over or from any real property owned, operated or leased by either Company. No oral or written notification of a release or threat of release of a Hazardous Substance has been filed by or on behalf of either Company in relation to any property owned, operated or leased by it within five (5) years prior to the Closing Date.

              (viii) There have been no private or governmental claims, citations, complaints, notices of violation or requests for information, demands or notices, letters made, issued to or, to the knowledge of Sellers, threatened against either Company by any governmental or private entity or other party within five (5) years prior to the date of this

Agreement for the impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health. Neither Company has any liability under any Environmental Law for the off-site transport or disposal or release of any substances. Schedule 2.2(p) sets forth a description of locations used by each Company during the five (5) years prior to the date of this Agreement for the treatment, storage, transportation or disposal of Hazardous Substances, or to the knowledge of Sellers, used by any other person in connection with the operations of either Company.

              (ix) Neither Company is a party to or otherwise required to comply with any environmental agreement. Neither Company is under any obligation to investigate or to research with respect to soil or soil-water, to take safety measures or to clean-up any pollution.

         (q) Taxes and Other Payments.

              (i) Each Company has or will accrue on the Closing Balance Sheet all domestic and foreign taxes, additions to tax, penalties, interest and other similar payments (for purposes of this Section 2.2(q), collectively "Taxes" and each a "Tax") due on or before the Closing Date in respect of such Company and its employees, and neither Company is in default in payment of any such Taxes or Tax related obligation, and except as set forth on Schedule 2.2(q) each Company has duly filed in a timely fashion all Tax reports and returns required to be filed on or before the Closing Date, and all such reports and returns are correct and complete as filed. Except as described in Schedule 2.2(q), neither Company has received notice of any Tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax or Tax related obligation. There are no Tax liens upon or pending against or, to the knowledge of Seller, threatened against either Company's assets or the property leased under any lease to which it is as party, and except as disclosed in Schedule 2.2(q) there are no powers of attorney executed by either Company with respect to Taxes. Schedule 2.2(q) lists all deficiencies proposed or asserted by any taxing authority in connection with each Company within the last five calendar years. Except as described on Schedule 2.2(q), to the knowledge of Sellers there is no basis for an assertion of any Tax deficiency or assessment against either Company for any tax period (or portion thereof) ending on or before the Closing Date.

              (ii) With respect to the March Balance Sheet, each Company has properly accrued all liability for unpaid Taxes as of the dates thereof. With respect to the tax period (or portion thereof) ending on the Closing Date, neither Company has incurred any liability for Taxes other than as a result of the conduct of its business in the ordinary course.

              (iii) With respect to the assessment or payment of Taxes, no special agreements, rulings or compromises have been entered into by either Company with the tax authorities.

              (iv) Neither Company is liable for taxes or social security charges imposed on or due by any third party except to the extent that full provision will be made in the Closing Balance Sheet.

              (v) All Taxes and employment related charges that each Company or any of its affiliates were required to withhold, collect or pay over to the appropriate governmental authority as of the Closing Date have been duly and timely withheld, collected and paid over or are accrued on the March Balance Sheet and will be accrued on the Closing Balance Sheet.

         (r) Customers and Suppliers. Schedule 2.2(r) sets forth a list of the 25 largest customers and 10 largest suppliers of each Company, in terms of sales and purchases, as the case may be, during the twelve months ended December 31, 2000 and the three months ended March 31, 2001. Sellers are unaware of any loss or threatened loss of any customer, supplier or account listed on Schedule 2.2(r) or any loss of any other customer, supplier or account except to the extent specifically disclosed in Schedule 2.2(r). Sellers have no reason to believe that any supplier of either Company intends to sell directly to such Company's customers products currently purchased by such Company from such supplier. Sellers believe that each Company's relations with its suppliers and customers are good and Sellers do not have any knowledge of any termination, cancellation or threatened termination or cancellation of or limitation of, or any material adverse modification or change in, or material dissatisfaction with the business relationship between such Company and such suppliers and customers.

         (s) Patents, Trademarks, Trade Secrets, Etc.

              (i) Schedule 2.2(s) contains a complete and accurate list of all patents and patent applications, trademarks, service marks, trade names, and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade names, trade dress and domain names used or held for use by either Company in the conduct of the Business specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the date of application and issuance or registration of the item.

              (ii) Schedule 2.2(s) contains a complete and accurate list of all licenses, sublicenses, consents and other agreements (whether written or otherwise) (A) pertaining to any patents and patent applications, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, software, databases and other collections and compilations of data, rights of publicity/privacy, or other intellectual property (collectively, "Intellectual Property") used by either Company in the conduct of the Business, and (B) by which either Company licenses or otherwise authorizes a third party to use any Intellectual Property.

              (iii) Neither Company or, to the knowledge of either Company or the Sellers, any other party is in breach of or default under any license, sublicense, consent or other agreement (i) pertaining to any Intellectual Property used by either Company in the conduct of its Business, and (ii) by which either Company licenses or otherwise authorizes a third party to use any Intellectual Property, and each such license, sublicense, consent or other agreement is now and immediately following the Closing shall be valid and in full force and effect. Except as explicitly indicated in Schedule 2.2(s), no person who has licensed any Intellectual Property to either Company has ownership rights or license rights to improvements or modifications made by either Company in or with respect to such Intellectual Property or any works of authorship, materials, products, technology or software embodying such Intellectual Property. Except as explicitly indicated in Schedule 2.2(s), there are no contracts, licenses or agreements between either Company and any other person with respect to Intellectual Property under which there is any dispute known to either Company or the Sellers regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by either Company thereunder.

              (iv) Except as explicitly indicated in Schedule 2.2(s), the respective Company owns or is licensed or otherwise has the exclusive right to use, and has the right to bring actions for the infringement, dilution, misappropriation or other violation of, all Intellectual Property. To the extent that any works of authorship, materials, products, inventions, technology or software have been developed or created independently or jointly by any person other than one of the Companies for which one of the Companies has, directly or indirectly, paid, the relevant Company has a written agreement with such person with respect thereto, and the relevant Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property therein or thereto by operation of law or by valid assignment.

              (v) The business operations of each Company, do not infringe, dilute, misappropriate, or otherwise violate the Intellectual Property of any third party, or constitute unfair competition or trade practices under the laws of any jurisdiction, and, except as explicitly indicated and described in
Schedule 2.2(s) no claim has been made, notice given, or dispute arisen to that effect. Except as explicitly indicated and described in Schedule 2.2(s), neither Company has any pending claim that a third party has infringed, diluted, misappropriated or otherwise violated any Intellectual Property owned or used by such Company, and neither Company nor the Sellers are aware of any basis for such a claim. Neither Company has given any indemnification to any third party against infringement, dilution, misappropriation or other violation of such Intellectual Property. Except as explicitly indicated in Schedule 2.2(s), neither Company has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission to any third party with respect to the infringement, dilution, misappropriation or other violation of the Intellectual Property of that or any other third party. Except as explicitly indicated in Schedule 2.2(s), no Intellectual Property owned or used by either Company is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by such Company.

              (vi) Except as explicitly indicated in Schedule 2.2(s), all of the patents, industrial design registrations, trademark and service mark registrations, copyright registrations, mask work registrations and domain name registrations indicated in Schedule 2.2(s) are valid and in full force, are held of record in the name of one of the Companies free and clear of all Liens, are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity, and all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations.

Except as explicitly indicated in Schedule 2.2(s), one of the Companies is the applicant of record in all patent applications, and applications for trademark, service mark, trade dress, industrial design, copyright and mask work registration indicated in Schedule 2.2(s) and no opposition, extension of time to oppose, interference, final rejection, or final refusal to register has been received in connection with any such application. There are no actions that must otherwise be taken by either Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any rights in any Intellectual Property owned or used by either Company.

              (vii)  Each   Company  has  taken,   in  light  of  all   relevant
circumstances, reasonable steps to protect such Company's rights in material trade secrets, know-how or other confidential or proprietary information of such Company or provided by any other person to such Company. To the knowledge of the Sellers and each Company, none of the material trade secrets, know-how or other confidential or proprietary information of either Company has been disclosed to any person unless such disclosure was necessary and was made pursuant to an appropriate confidentiality agreement.

         (t) Employees. Schedule 2.2(t) lists all persons receiving compensation from either Company and a description of the compensation and the components thereof (including, without limitation, any commission) to which each such person presently is or in the future will be entitled. As of the Closing Date, no employee of either Company performs or has any obligation to perform any services for any other entity affiliated with a Seller.

         (u) Pension and Other Employee Plans and Contracts.

              (i) The only employee pension, early retirement, bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination and other compensation or fringe benefit plans or arrangements, maintained by, or contributed to by either Company with respect to its employees or former employees (or their beneficiaries) at any time within the past five years or under which either Company has any liability or obligation, contingent or otherwise, as of the date hereof (the "Benefit Plans"), are those listed in Schedule 2.2(u), a true and complete copy of each of which has been furnished to Rheometric.

              (ii) Each of the Benefit Plans is in compliance with the provisions of all applicable laws.

              (iii) Except as may be disclosed in Schedule 2.2(u), all contributions to, and payments from, the Benefit Plans which may have been required to be made on or prior to the Closing Date and all payments under the Benefit Plans, and any other liability, contingent or otherwise of a Company with respect to any of the Benefit Plans attributable to any period (or portion thereof) ending on or before the Closing Date have either been timely made or accrued on the March Balance Sheet and will be accrued on the Closing Balance Sheet, or to the extent not required by GAAP to be so accrued, are disclosed on
Schedule 2.2(u).

              (iv) Except as indicated on Schedule 2.2(u), all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant on or prior to the Closing Date have been duly and timely filed or distributed.

              (v) Each of the Benefit Plans has been administered at all times in accordance with its terms.

              (vi) There are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and to the knowledge of the Sellers there are no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, nor, to the knowledge of Sellers are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

              (vii) Except as set forth on Schedule 2.2(u), neither Company has ever maintained or been a party to a "pension plan" or a "multiemployer plan", as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (v) Company Contracts. All Company Contracts (as hereinafter defined) are valid and in full force and effect and constitute the legal, valid and binding obligations of the Company which is a party to it and, to the knowledge of Sellers, the other parties thereto. There are no existing defaults by either Company or, to the knowledge of Sellers, by any other party under the Company Contracts and, to the knowledge of Sellers, no event, act or omission (including without limitation after giving effect to the Closing contemplated under this Agreement) has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder. No other party to a Company Contract has asserted the right, and, to the knowledge of Sellers, no basis exists for the assertion of any right, to renegotiate the terms or conditions of a Company Contract. None of the Company Contracts is in excess of the normal, ordinary and usual requirements of the Companies or at any excessive term or price, and no Company Contract could reasonably be expected to create a loss or material adverse change in the financial condition of either Company based upon current levels of operations and customary practices. For purposes of this Agreement, the term "Company Contracts" means and includes those items listed on Schedule 2.2(v) hereto, and all other contracts, mortgages, debt instruments, security agreements, licenses, commitments, guarantees, leases, charters, franchises, powers of attorney and agency and other agreements to which a Company is a party or is bound. Schedule 2.2(v) lists all Company Contracts that:

              (i) involve or would involve the payment by or to either Company of in excess of $50,000 during any fiscal year or in excess of $50,000 in the aggregate during the remaining term of such contract, or are otherwise material to a Company,

              (ii) relate to the design of any products sold by either Company or relate to the payment of royalties with respect thereto,

              (iii) guarantee, indemnify or otherwise cause either Company to be liable for the obligations or liabilities of another,

              (iv) involve the borrowing or lending of money or an agreement with any bank, finance company or similar organization for the sale of products on credit,

              (v) constitute a patent, trademark, service mark, trade name, copyright or similar intellectual property license agreement,

              (vi) involve the sale of products on consignment,

              (vii) are or contain a power of attorney,

              (viii) contain any renegotiation or redetermination provision,

              (ix) restrict either Company from carrying on its business anywhere in the world,

              (x) involve as a party (A) a Seller or any member of his family or any director, officer or employee of either Company or any affiliate or any family member of any such person or (B) any corporation, firm or individual in which any such person has any material interest other than the Companies,

              (xi) require or are otherwise contingent upon the payment of commissions or compensation to any person not a party to such Company Contract, or

              (xii) require the Business to supply any other party with all of such party's requirements for products or services.

True and complete copies of all Company Contracts listed on Schedule 2.2(v) have heretofore been furnished to Rheometric. The contracts, mortgages, debt instruments, security agreements, licenses, commitments, guarantees, leases, charters, franchises, powers of attorney, agency and other agreements to which either Company is a party or by which it is bound and which are not listed on
Schedule 2.2(v) will not involve the payment by the Companies thereunder in the aggregate of more than $50,000 per year.

         (w) Conflicts; Intercompany Relations. Except as disclosed on Schedule 2.2(w), no Seller and no present director, officer or employee of either Company and no affiliate of any such person, (i) has any material direct or indirect interest in (x) any entity which does any material business with either Company; or (y) any material property, asset or right which is used in the conduct of the Business, or (ii) has any material contractual relationship with either Company other than such relationship as attaches to being such a director, officer or employee. The Sellers have previously provided Rheometric with a description of all oral, and complete and correct copies of all written, agreements and arrangements pursuant to which employees of either Company are to receive a stay bonus or any other kind of compensation in connection with the transactions contemplated under this Agreement. The assets of the Companies together with those properties leased by the Companies constitute all the assets and properties, tangible and intangible, used in or necessary for the conduct of the Business as presently conducted.

         (x) Labor Difficulties. Neither Company is a party to or bound by any collective labor agreements. There are no disputes with trade unions, individual employees or groups of employees or any unfair labor practice complaint against a Company pending or, to the knowledge of Sellers, threatened before any applicable forum.

         (y) Product Claims. Except as listed in Schedule 2.2(y), there are no product or service liability claims exceeding $10,000 pending or, to the knowledge of Sellers, threatened against a Company or against any other person or entity with respect to the products or services of the Business. Schedule 2.2(y) lists all product and service liability claims seeking damages in excess of $25,000 asserted against either Company (or in respect of which either Company has received notice) with respect to the products or services of such Company during the last five years; such claims not listed on such Schedule do not aggregate more than $25,000. Neither Company has experienced any unusual or excessive product or service liability claims during the last three years with respect to the products or services of the Business.

         (z) Warranties and Returns. Schedule 2.2(z) sets forth a summary of the present practices and policies followed by each Company with respect to guarantees, warranties, servicing or repairs of any products sold and services rendered by it, whether such practices are oral or in writing or are deemed to be legally enforceable. There is not presently, nor has there been within the last three years, any failure of a product sold by either Company such as to require, or, to the knowledge of Sellers, which may require, a general recall or replacement campaign with respect to such product or a reformulation or change of such product. There has not been any acceptance of returns of defective goods the cost of which is in excess of one percent (1%) of the sales of all products sold by either Company during either the twelve-month period ended December 31, 2000 or the three-month period ended March 31, 2001, and, to the best of Sellers' knowledge, no basis exists for any future returns of defective goods in excess of one percent (1%) of the total sales of all products sold by such Company during such periods.

         (aa) Absence of Certain Changes. Since September 30, 2000, there have been no changes in either Company or its respective assets, liabilities, operations or prospects which individually or in the aggregate have had or could reasonably be expected to have, a material adverse effect on such Company, nor, to the knowledge of Sellers, is any such change threatened, except for such changes as have affected others engaged in the same business as such Company in a similar way. Since September 30, 2000, (i) each Company has been operated in the ordinary course of business consistent with past practice (except for the dedication of Company resources to assist Rheometric in its due diligence review in connection with this transaction), (ii) neither Company has entered into, or agreed to enter into, any transaction not in the ordinary course of business and
(iii) neither Company has made any changes in its accounting principles. Without limiting the generality of the foregoing, since September 30, 2000, neither of the Companies, individually or together, has:

              (i) increased or experienced any adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Financial Statements,

              (ii) cancelled or waived any claim or right of substantial value or sold, transferred, distributed or otherwise disposed of any of its assets, except dispositions of inventory in the ordinary course of business,

              (iii) written down the value of any inventory having an aggregate value in excess of $10,000 or written off as uncollectible notes, trade accounts or other receivables having an aggregate value in excess of $20,000,

              (iv) made any capital expenditure or commitment for additions to property, plant or equipment having an aggregate cost in excess of $5,000,

              (v) disposed of, permitted to lapse or disclosed to any third person whether pursuant to a confidentiality agreement, or otherwise, any right listed or described on Schedule 2.2(s) hereto,

              (vi) declared or paid any dividend, or made any distribution of cash or other assets to any of its stockholders except as disclosed on Schedule 2.2(c),

              (vii) experienced any damage, destruction or loss, whether or not covered by insurance, in excess of $25,000,

              (viii) except as set forth in Schedule 2.2(t) made or agreed to make any increase in the compensation payable to any of its employees,

              (ix) lost any key employees or key salespersons, except as disclosed on Schedule 2.2(x),

              (x) except as set forth in Schedule 2.2(u) adopted, entered into, terminated or amended any bonus, incentive, compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other employee benefit plan or any employment or consulting agreement,

              (xi) changed the methods of accounting or accounting principles or practices set forth in or reflected by the Financial Statements, except as disclosed on Schedule 2.2 (h),

              (xii) permitted or allowed any of its assets to be subject to any Lien, except for Liens presently in existence and described in Schedule 2.2(i),

              (xiii)  entered into any  transaction  or contract,  or amended or terminated any transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arms' length transactions, none of which transactions or contracts, or amendments or terminations thereof, could reasonably be expected to have a material adverse effect upon either Company, or the financial condition or prospects thereof,

              (xiv) agreed, whether in writing or not, to do any of the foregoing.

         (bb) Other Information. The documents and information with respect to each Company required to be supplied to Rheometric or Acquisition Sub pursuant to this Agreement or supplied to Rheometric or Acquisition Sub at its request by Sellers or on their behalf are correct and complete.

For purposes of this Agreement, references to the "knowledge of Sellers", "Sellers' knowledge" or "Sellers' awareness" or words of similar import shall mean and include the actual knowledge of Sellers and each Company's directors and officers after due inquiry of the personnel listed on Schedule 2.2(bb) with respect to the indicated matters.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     3.1. Representations and Warranties of Rheometric. Each of Rheometric and Acquisition Sub, jointly and severally, represents and warrants to Sellers as follows, and acknowledges and confirms that Sellers are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Sellers.

         (a) Due Organization. Rheometric and Acquisition Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Consents, Authorizations and Binding Effect. Rheometric and Acquisition Sub may execute, deliver and perform this Agreement without the necessity of Rheometric or Acquisition Sub obtaining any Consent or Notice, except for the consent of PNC Bank, National Association, Buyer's senior lender, (the "PNC Consent"), which has been or will be obtained on or prior to the Closing Date, and such other Consents which have been obtained and are unconditional and in full force and effect and such Notices which have been given. This Agreement has been duly authorized, executed and delivered by each of Rheometric and Acquisition Sub and constitutes the legal, valid and binding obligation of Rheometric and Acquisition Sub, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement will not:

              (i) constitute a violation of the Certificate of Incorporation or the By-laws of Rheometric or Acquisition Sub, or

              (ii) conflict with, result in the breach of, or constitute a default under, any restriction or other instrument to which Rheometric or Acquisition Sub is a party or by which Rheometric or Acquisition Sub may be bound or affected, or

              (iii) constitute a violation of any statute, order, decree, regulation or rule of any court, government authority or arbitrator which may be applicable to Rheometric or Acquisition Sub.

         (c) Governmental Consents. No consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any governmental authority, agency, bureau or commission is required to be obtained or made by Rheometric or Acquisition Sub in connection with its execution, delivery and performance of the transactions contemplated by this Agreement.

         (d) Disputes. There is no litigation pending or, to Rheometric's or Acquisition Sub's knowledge, threatened, against Rheometric or Acquisition Sub which would materially impair the ability of Rheometric or Acquisition Sub to consummate the transactions contemplated by this Agreement.

         (e) Rheometric Shares. The Rheometric Shares, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof (other than customary restrictions under Federal and state securities laws) and shall not be subject to preemptive rights or other similar rights of stockholders of Rheometric and will not impose personal liability upon the holder thereof.

                                   ARTICLE IV

                        CLOSING AND CONDITIONS OF CLOSING

     4.1.   Closing.   The  conditions  to  the  Closing  of  the   transactions
contemplated hereunder are set forth in this Article IV.

     4.2. Conditions of Obligations of Rheometric. The obligations of Rheometric and Acquisition Sub to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Rheometric and Acquisition Sub.

         (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all respects when made and on and as of the Closing Date. Sellers shall have performed the obligations necessary to be performed by them under this Agreement on or prior to the Closing Date. None of the assets of either Company shall have been affected by any collision, fire, explosion, accident, embargo, act of God or any other casualty that materially impairs such Company or that has had or could reasonably be expected to have a material adverse effect upon the financial position or prospects of the Company.

         (b) Authorization of Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Sellers shall have been duly and validly taken, and Sellers shall have full right, power and authority to consummate the transactions contemplated hereby on the terms provided herein.

         (c) Consents. Rheometric shall have received evidence, in form and substance reasonably satisfactory to Rheometric, that all Consents, licenses, trademarks, trade names, patents, permits, registrations, authorizations and/or orders of governmental authorities and parties to contracts with a Company as are necessary and material to the consummation of the transactions contemplated by this Agreement, and for Rheometric to operate the Business, have been obtained. All governmental authorizations, consents, approvals, exemptions, and other actions (including without limitation any necessary compliance with ISRA or any other applicable environmental law) required to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         (d) Security Interests, Encumbrances, Liens, etc. Rheometric shall have received (i) a copy of a letter from each of Summit Bank and First Union National Bank to the effect that upon payment to such institution of the amount set forth therein, the credit facility between the Companies and such institution shall have been terminated, and (ii) such UCC-3 and other releases necessary or desirable to release of record any and all security interests and other Liens thereunder.

         (e) Opinion of Counsel to Seller. Rheometric and Acquisition Sub shall have received the opinion of Drescher & Cheslow, P.A., counsel to Sellers, dated as of the Closing Date, and satisfactory in form and substance to Rheometric and Acquisition Sub.

         (f) Suits or Proceedings. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

         (g)  Corporate  Matters.   Rheometric  shall  have  received  (i)  such
resignations of the directors and officers of each Company as it may have requested, such resignations to be effective as of the Effective Time and (ii) the minute books and stockholder registers and corporate seal of each Company.

         (h) Lease. Jack Aviv and the Surviving Corporation shall have entered into a new lease with respect to the facility used by the Business at 750 Vassar Avenue, Lakewood, NJ 08701, on mutually acceptable terms.

         (i) Reserved.

         (j) Employment Agreements. Each of Dr. Glen Ramsey and David Anafi shall have executed a mutually satisfactory Employment Agreement with respect to his employment by Rheometric.

         (k) License Agreement. One of the Companies and the University of Arizona shall have executed a new license agreement with respect to the Companies' key intellectual property, acceptable in form and substance to the Companies and Rheometric.

         (l) Escrow Agreement. Rheometric, the Escrow Agent and the Company Stockholder(s) who are a party thereto shall have executed and delivered the Escrow Agreement.

         (m) Closing Certificate. With respect to each Company, there shall have been no material change in the amounts of such Company's assets (consisting of (i) cash, (ii) accounts receivable, (iii) inventories, (iv) prepaid expenses and
(v) property, plant and equipment) and liabilities (consisting of (i) accounts payable, (ii) accrued liabilities, (iii) bank debt, (iv) capital leases payable and (v) customer deposits) from those set forth in the such Company's Financial Statements as of December 31, 2000, and such Company and the Sellers shall have delivered to Rheometric a certificate representing that (A) such assets of such Company as of the Closing Date are not less than, and such liabilities of such Company as of the Closing Date are not more than, mutually agreed upon amounts and (B) the gross profit of the Companies for the quarter ending March 31, 2001 is not less than a mutually agreed upon amount. In making such calculations, inventories shall be valued in a manner consistent with the preparation of the Companies' Financial Statements at December 31, 2000 and neither accounts payable nor accrued liabilities shall include any amounts in respect of rent.

     4.3. Conditions of Obligations of Seller. The obligations of Sellers to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by
Sellers:

         (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Rheometric and Acquisition Sub set forth in this Agreement shall be true and correct in all respects when made and on and as of the Closing Date. Each of Rheometric and Acquisition Sub shall have performed the obligations necessary to be performed by it under this Agreement on or prior to the Closing Date.

         (b) Authorization of Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Rheometric and Acquisition Sub shall have been duly and validly taken and Rheometric and Acquisition Sub shall each have full right, power and authority to consummate the transactions contemplated hereby on the terms provided herein.

         (c) Closing Payment. The Companies shall be prepared to tender payment of amounts sufficient to repay the Company's indebtedness in the amounts and to the individuals set forth on Schedule 4.3(c) and the Letter of Instruction shall have been delivered to the Rheometric Transfer Agent.

         (d) Opinion of Counsel to Buyer. Seller shall have received the opinion of Dechert, counsel to Rheometric and Acquisition Sub, dated as of the Closing Date, and satisfactory in form and substance to Sellers.

         (e) Suits or Proceedings. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

         (f) Consents. All governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         (g) Employment Agreements. Rheometric shall have executed and delivered a mutually satisfactory employment agreement with each of Dr. Glen Ramsay and David Anafi with respect to his employment.

         (h) Escrow Agreement. Rheometric, the Escrow Agent and the Company Stockholder(s) who are a party thereto shall have executed and delivered the Escrow Agreement.

                                   ARTICLE V

                                 INDEMNIFICATION

     5.1. Indemnification of Rheometric. Subject to the terms and conditions of this Article V, Rheometric, Acquisition Sub, the Surviving Corporation and each of their affiliates and their respective directors, officers, employees, shareholders and agents (the "Rheometric Indemnified Persons"; provided that such term shall not include any Seller regardless of his affiliation with the Surviving Corporation) shall be defended and indemnified from and held harmless against, any and all loss, damage or liability, and all expenses, including without limitation reasonable legal fees and costs of investigation, remediation or other response action and other costs (collectively "Damages"), asserted against or incurred by one or more Rheometric Indemnified Persons arising out of or in connection with:

              (i) any breach of the representations and warranties made by Sellers and each of them in this Agreement or in any certificate or other instrument furnished or to be furnished to Rheometric or Acquisition Sub hereunder;

              (ii) the non-fulfillment of any agreement or covenant made by a Seller in or pursuant to this Agreement or in any certificate or other instrument furnished or to be furnished to Rheometric or Acquisition Sub hereunder;

              (iii) all Taxes (as defined in Section 2.2(q) hereof) for all periods (or portions thereof) ending on or before the Closing Date for which either Company is liable except to the extent accrued for on the Closing Balance Sheet;

              (iv)  the  Company  having  been  a  member  of  a   consolidated,
affiliated or controlled group for Tax or ERISA purposes;

              (v) regardless of whether any of the following are contained in any disclosure schedule to this Agreement or otherwise disclosed to Rheometric or Acquisition Sub on or prior to the Closing, (i) any environmental conditions, including without limitation, the presence, release, threat of release, management of or exposure to Hazardous Substances, first occurring prior to the Closing Date at, on, in or under any property now or previously owned, operated or leased by any Company or Seller, whether into the air, soil, ground or surface waters on-site or off-site; (ii) the off-site transportation, storage, treatment, recycling or disposal of Hazardous Substances managed or released by or on behalf of either Company or any Seller, or any predecessor in interest or at or from any property now or previously owned, operated or leased by either Company or any Seller prior to the Closing Date, (iii) any violation of any Environmental Law first existing prior to the Closing Date and (iv) the Remediation Agreement (as defined below) and compliance with ISRA (as defined below);

              (vi) any claim by any stockholder of either Company, or any former stockholder of either Company, whether arising out of or in connection with transactions contemplated under this Agreement, or arising out of or in connection with any prior transaction involving such Company, or involving such stockholder's interest in such Company;

              (vii) the termination or modification of the employment of any employee of either Company on or after January 1, 2001;

              (viii) the profit sharing plan set forth on Schedule 2.2(u) hereof and the termination thereof; and

              (ix) the use by any  person  or  entity  of the  either  Company's
material  trade  secrets,   know-how  or  other   confidential   or  proprietary
information.

Such indemnification shall be provided first, subject to Section 5.6 hereof, out of the available property held by the Escrow Agent under the Escrow Agreement and thereafter by Jack Aviv at his own expense.

     5.2. Indemnification of Seller. Subject to the terms and conditions of this
Article V, Rheometric shall defend, at its own expense, and shall indemnify each Seller and his heirs, personal representatives and assigns (collectively the "Seller Indemnified Persons" and together with the Rheometric Indemnified Persons, the "Indemnified Persons") against, and hold the Seller Indemnified Persons harmless from, any and all Damages incurred by one or more Seller Indemnified Persons arising out of:

              (i) any breach of the representations and warranties made by Rheometric or Acquisition Sub in this Agreement or in any certificate or other instrument furnished or to be furnished to Sellers hereunder, and

              (ii) the non-fulfillment of any agreement or covenant made by Rheometric or Acquisition Sub in or pursuant to this Agreement.

     5.3. Survival. All representations and warranties contained herein or made pursuant hereto, whether by the Sellers, Rheometric or Acquisition Sub, shall survive the closing hereunder until June 30, 2003, except that:

              (i) the representations and warranties of Sellers contained in or made pursuant to Section 2.1(a), (b), (c) and (e) and Section 2.2(a), (b) and
(c) hereof, and of Rheometric and Acquisition Sub contained in or made pursuant to Section 3.1(a), (b), (c) and (e) hereof, shall survive the closing hereunder without any limitation as to time, and

              (ii) the representations and warranties of Seller contained in or made pursuant to Sections 2.2(q) and 2.2(u) hereof or otherwise with respect to tax or employee benefit matters shall survive the closing hereunder until three months after the date on which the right to file any claim in respect of such matters by the appropriate governmental or administrative authority or any other Person has expired.

The expiration of any representation and warranty or any indemnification obligation hereunder shall not affect any claim made, by the giving of written notice by a Party to the other in the manner provided by this Agreement, prior to the date of such expiration. All covenants and agreements shall survive the closing.

     5.4. Certain Claims. (a) Promptly after receipt by an Indemnified Person of written notice of the commencement of any investigation, claim, proceeding or other action in respect of which indemnity may be sought (an "Action") from any other party obligated to provide indemnification pursuant to Section 5.1 or 5.2 hereof (each, an "Indemnifying Party"), such Indemnified Person shall notify the Indemnifying Party in writing of the commencement of such Action; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it may otherwise have to such Indemnified Person, except to the extent that the Indemnifying Party is materially prejudiced or forfeits substantive rights or defenses as a result of such failure. In connection with any Action in which the Indemnifying Party and any Indemnified Person are parties, the Indemnifying Party shall be entitled to participate therein, and may assume the defense thereof by so notifying the Indemnified Person and agreeing in writing to defend the Action with counsel reasonably satisfactory to the Indemnified Person and be responsible for any judgments or settlements resulting therefrom. If the indemnifying party advises the Indemnified Person in writing that it is assuming the defense of such Action and responsibility for any judgments or settlements resulting therefrom, notwithstanding the assumption of the defense of any such Action by the Indemnifying Party, each Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such Action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel to such Indemnified Person if:
(i) the Indemnifying Party shall have agreed to the retention of such separate counsel, (ii) the Indemnified Person shall have reasonably concluded that representation of such Indemnified Person and the Indemnifying Party by the same counsel would be inappropriate due to actual or, as reasonably determined by such Indemnified Person's counsel, potential differing interests between them in the conduct of the defense of such Action, or if there may be legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ counsel reasonably satisfactory to such Indemnified Person within a reasonable period of time after notice of the institution of such Action or shall not be diligently defending such action. If such Indemnified Person retains separate counsel in cases other than as described in clauses (i),
(ii) or (iii) above, such counsel shall be retained at the expense of such Indemnified Person. Except as provided above, it is hereby agreed and understood that the Indemnifying Party shall not, in connection with any Action in the same jurisdiction, be liable for the fees and expenses of more than one counsel (plus appropriate local counsel) for all such Indemnified Persons. The party from whom indemnification is sought shall not, without the written consent of the party seeking indemnification (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment that does not include an unconditional release of the party seeking indemnification from all liabilities with respect to such claim.(a)

         (b) In the event a person or entity should have a claim for indemnification hereunder that does not involve a claim or demand being asserted by a third party, the party seeking indemnification shall promptly send notice of such claim to the party from which indemnification is sought. If the latter does not dispute such claim, the latter shall pay such claim in full within 10 business days. If the latter disputes such claim, such dispute shall be resolved by agreement of the parties or in any other manner available under law.

         (c) The Indemnified Person shall make available to the Indemnifying Party or its representatives all records and other materials reasonably required by it for use in contesting any third party claim and shall cooperate with the indemnifying party in the defense of all such claims; all of the foregoing shall be provided on a commercially reasonable basis.

     5.5. Limitations. Any claims for breach of any representation, warranty or covenant made hereunder shall be subject to the following limitations and adjustments:

         (a) indemnification under Section 5.1(i) and Section 5.2(i) shall only be required to be provided by the Sellers (taken together) or Rheometric when the aggregate amount of all claims for which indemnification is sought from such Indemnifying Party exceeds $50,000, in which case such Indemnified Party shall be liable for all such amounts in excess thereof;

         (b) no claim for indemnity under Sections 5.1 or 5.2 shall be effective unless notice is provided pursuant to Section 5.4 within the survival period specified under Section 5.3; and

         (c) in no event shall Sellers under Section 5.1(i) or Rheometric  under
Section  5.2(i)  be  liable  for an amount  in the  aggregate  greater  than the
"Indemnity Cap" for all claims made against them under such Sections, respectively. The "Indemnity Cap" shall be an amount equal to the Merger Consideration.

     5.6. Payment. In the event any indemnification payment is required to be made by Sellers to a Rheometric Indemnified Person pursuant to this Article V, such payment shall be paid in cash if the underlying claim that formed the basis of the indemnification claim required such Rheometric Indemnified Person to make a cash payment and otherwise may be paid by the delivery of shares of Rheometric Common Stock, which shares shall be valued as of the date immediately preceding the date of such delivery; provided, however, that upon the effectiveness of the registration statement registering the Rheometric Shares described in Section
6.6 hereof, the Sellers may in order to make the cash payment set forth above request the release of and sell a portion of the Rheometric Shares that are being held by the Escrow Agent pursuant to the Escrow Agreement; provided, further, that upon such request such Rheometric Shares shall only be released upon payment to Rheometric of the cash proceeds therefor.

                                   ARTICLE VI

                          CERTAIN POST CLOSING MATTERS

     6.1. Non-Competition. Each of Jack Aviv and David Anafi agrees, individually, that, without the prior written consent of Rheometric, he shall not, for a period ending the later of sixty months after the Closing Date and twenty-four months after he ceases to be an employee of Rheometric, the Surviving Corporation or any of their respective subsidiaries, directly or indirectly,

              (i) compete with, or be retained by, render consulting or advisory services to or be a proprietor, director, partner or shareholder of any enterprise that is (x) engaged in the Business, (y) engaged in the development, sales or distribution or rheology technologies or (z) in the event such person has, at the request of Rheometric, provided business time and energies to the development or operation of any other business of Rheometric or its subsidiaries or affiliates, engaged in such other business (collectively, the "Post Closing Business");

              (ii) interfere with, disrupt or attempt to disrupt any then existing relationship, contractual or otherwise, between Rheometric, the Surviving Corporation or any of their respective subsidiaries and any of their customers or clients or other persons with whom they deal; or

              (iii) directly or indirectly solicit for employment or assist any other entity in soliciting for employment any employee or executive employed by either Company on the Closing Date or by Rheometric, the Surviving Corporation or one or more of their subsidiaries on the date of his termination of such employment.

     6.2. Confidentiality. Without the specific prior written consent of Rheometric, none of the Sellers shall, directly or indirectly, divulge to any person, firm, corporation or association, or use for his own benefit, any trade secrets, proprietary secrets or any other confidential information concerning either Company, the Business, or its affairs, customers or any data or statistical information of either Company or the Business, it being the intent of this provision to restrict each Seller from disseminating or using any data or information of either Company or the Business which is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in any businesses competitive with the Business or the Post Closing Business.

     6.3. Reformation.  Although the restrictions  contained in Sections 6.1 and
6.2 hereof are considered by the parties hereto to be fair and reasonable in the circumstances, if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 6.1 and 6.2 shall apply, at the election of Rheometric and/or the Surviving Corporation, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void and unenforceable.

     6.4. Injunctive Relief. If a violation of any covenant contained in Section
6.1 or 6.2 occurs or is threatened, Jack Aviv, David Anafi and each of the other Sellers acknowledges that such violation or threatened violation will cause irreparable injury to Rheometric and/or the Surviving Corporation and the remedy at law for any such violation or threatened violation will be inadequate, and Rheometric and/or the Surviving Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     6.5. Beneficiaries. The covenants contained in Sections 6.1 and 6.2 shall inure to the benefit of Rheometric, the Surviving Corporation and their respective successors or assigns.

     6.6. Holding Period and Registration Statement. Each Seller agrees and acknowledges that, except as contemplated by this Section 6.6, the Rheometric Shares may not be sold, pledged, transferred or otherwise disposed of until after the first anniversary of the Closing Date, and then only to the extent such Seller satisfies the requirements of Rule 144 under the Securities

Act of 1933, as amended (the "Act"), and any other applicable state or federal securities law. Promptly and in all events within 90 days after the Closing Date, Rheometric shall file a registration statement on Form S-1 with the Securities and Exchange Commission registering such of the Rheometric Shares as shall be requested by Sellers and shall use all reasonable efforts to cause such registration statement to become effective as promptly as practicable after the date of filing of such registration statement so that the Rheometric Shares can then be sold in compliance with the Act.

     6.7. Employee Benefits. From the Effective Time through December 31, 2001, Rheometric shall provide, or shall cause the Surviving Corporation to provide, to those persons who, prior to the Effective Time, were employees of the Company and who continue to be employed by the Surviving Corporation or Rheometric (the "Employees") with employee benefit plans, programs and arrangements that provide benefits that are no less favorable in the aggregate than those provided by the Company to such Employees immediately prior to the Effective Time. By January 1, 2002, Rheometric shall take any and all steps necessary so that the Employees shall be entitled to participate in all of the employee benefit plans, programs and arrangements sponsored by Rheometric, on the same terms and conditions as the other employees of Rheometric. The Employees shall receive full credit for their seniority and all of their years of service with the Company, for purposes of eligibility to participate, accrual and vesting in the employee benefit plans, programs or arrangements of the Surviving Corporation or Rheometric, except with respect to Rheometric's 401(k) Plan. The Employees shall not be eligible to carry over any accrued vacations or leave benefits that are unused as of December 31, 2001.

     6.8. ISRA Compliance. The parties acknowledge that this transaction is subject to New Jersey's Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the regulations promulgated thereunder ("ISRA"). As a condition precedent to the obligation of Rheometric and Tel Acquisition to complete this transaction, the Sellers have, at their sole cost and expense entered into a Remediation Agreement as defined at N.J.S.A. 13:1K-8 (the "Remediation Agreement"). In connection with such Remediation Agreement, the Sellers shall (i) provide prior written notice to Rheometric and the Surviving Corporation of any meetings between the Sellers and the New Jersey Department of Environmental Protection (the "NJDEP"), and representatives of Rheometric and the Surviving Corporation shall be entitled to attend such meetings, (ii) use its best efforts to minimize any interference with the Business and the ongoing operations of the Surviving Corporation, (iii) provide prior written notice to Rheometric and the Surviving Corporation of any on-site activities related to the Remediation Agreement, (iv) provide copies of all reports and other documents submitted to the NJDEP by the Sellers as well as copies of all correspondence the Sellers receive from the NJDEP, and (v) pay all fees, costs and expenses incurred in connection with or relating to the Remediation Agreement and compliance with ISRA.

                                  ARTICLE VII

                                  MISCELLANEOUS

     7.1. Further Actions. From time to time, as and when requested by Rheometric or the Surviving Corporation, each Seller shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as Rheometric may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, to consummate the Merger (or to evidence the foregoing) and to consummate the other transactions contemplated hereby.

     7.2. Brokerage. Each Seller represents and warrants to Rheometric that neither Sellers nor either Company has any obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement; Sellers shall indemnify the Rheometric Indemnified Persons against, and shall hold the Rheometric Indemnified Persons harmless from, at all times after the date hereof, any and all liabilities (including without limitation legal fees), and shall pay any final judgment obtained by any person claiming brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of any Seller or either Company in connection with this Agreement or the transactions contemplated hereby. Each of Rheometric and Acquisition Sub represents and warrants to Sellers that neither Rheometric nor Acquisition Sub has any obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement. Rheometric shall indemnify Sellers against, and shall hold Sellers harmless from, at all times after the date hereof, any and all liabilities (including without limitation legal fees), and shall pay any final judgment obtained by any person claiming brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of
Rheometric or Acquisition Sub in connection with this Agreement or the transactions contemplated hereby.

     7.3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Rheometric and Acquisition Sub shall pay their expenses in connection with the negotiation, execution, delivery and performance of this Agreement and the Sellers shall pay their expenses and the expenses of the Companies in connection with the negotiation, execution, delivery and performance of this Agreement; it being understood and agreed that regardless of whether the Closing hereunder is consummated, neither Rheometric nor the Surviving Corporation shall bear any expense of Sellers or the Companies in connection with the negotiation, execution, delivery and performance of this Agreement.

     7.4. Entire Agreement. This Agreement, which includes the Schedules and Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between Rheometric, Acquisition Sub, the Companies and Sellers with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto. For all purposes of this Agreement, all references to this Agreement shall be deemed to include the documents, agreements and instruments executed and delivered by Sellers pursuant to or in connection with this Agreement, unless the context clearly requires otherwise.

     7.5. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     7.6. Notices. All notices and other communications hereunder shall be in writing (including by telecopy) and shall be deemed to have been duly given when delivered in person (including by overnight courier), when telecopied (with confirmation of transmission having been received) or three (3) days after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

         (a) If to Sellers, to their addresses set forth on Schedule 7.6 hereto:

             with a copy to:

             Drescher & Cheslow, P.A.
             215 Gordons Corner Road, Suite 1-A
             Manalapan, New Jersey 07726
             Attn: Alvin M. Cheslow, Esq.
             Fascimile No.: 732.792.7710

         (b) If to Acquisition Sub or Rheometric:

             Rheometric Scientific, Inc.
             One Possumtown Road
             Piscataway, New Jersey 08854
             Attn: Chairman
             Facsimile No.:  732.560.7451

             with a copy to:

             Dechert
             30 Rockefeller Plaza
             New York, NY 10112
             Attn: Paul Gluck, Esq.
             Facsimile No.: 212.698.3599

     7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the conflict of law provisions thereof, except to the extent the GCL mandatorily applies with respect to the Merger. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the States of Delaware and New Jersey, and of any court of the United States of America located in such states, in connection with any action or proceeding arising out of or relating to, or breach of, this Agreement or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement.

     7.8. Assignability. This Agreement shall not be assignable otherwise than by operation of law by either party without the prior written consent of the other party, and any purported assignment by any party without the prior written consent of the other party shall be void, except that Rheometric, Acquisition Sub, and the Surviving Corporation may assign to any financial institution providing financing or extending credit to Rheometric, Acquisition Sub or the Surviving Corporation any or all of its rights under this Agreement, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and set-offs to which Sellers may be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     7.9. Waivers and Amendments. Any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing. A waiver of any breach of any of the terms or conditions of this Agreement shall not in any way be construed as a waiver of any subsequent breach.

     7.10. Third Party Rights.  Except as otherwise provided in Sections 5.1 and
5.2 with respect to the indemnification obligations of Sellers and Rheometric for the benefit of the Rheometric Indemnified Persons and the Seller Indemnified Persons, as the case may be, this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

     7.11. Illegality. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

     7.12. Confidentiality. Subject to compliance with applicable law and with any requirements of the Parties to disclose the terms of this Agreement under the provisions of any financing agreements by which the Parties may be bound, the Parties, individually, agree to keep confidential and not disclose or communicate the terms and conditions of this Agreement (other than to their respective advisors and representatives).

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.


                                              AVIV ASSOCIATES, INC.


                                              By:  /s/ Jack Aviv
                                                  -----------------------
                                                  Name: Jack Aviv
                                                  Title: President



                                              AVIV INSTRUMENTS, INC.



                                              By:  /s/ Jack Aviv
                                                  -----------------------
                                                  Name: Jack Aviv
                                                  Title: President















                   [Signature Page 1 of 4 to Merger Agreement]

                                              STOCKHOLDERS OF AVIV
                                                  ASSOCIATES, INC.


                                              Jack Aviv
                                              Address: 1417 Cedar Row
                                              Lakewood, New Jersey 08701



                                               /s/ Jack Aviv
                                              ----------------------------


                                              Florence Aviv
                                              Address: 1417 Cedar Row
                                              Lakewood, New Jersey 08701



                                              By:  /s/ Jack Aviv
                                                  ---------------------------
                                                  Jack Aviv, attorney-in-fact


                                              Daniel Aviv
                                              Address: 1417 Cedar Row
                                              Lakewood, New Jersey 08701



                                              By:  /s/ Jack Aviv
                                                  ---------------------------
                                                  Jack Aviv, attorney-in-fact


                                              Debi Aviv
                                              Address: 1417 Cedar Row
                                              Lakewood, New Jersey 08701



                                              By:  /s/ Jack Aviv
                                                  ---------------------------
                                                  Jack Aviv, attorney-in-fact


                   [Signature Page 2 of 4 to Merger Agreement]

                              STOCKHOLDERS OF AVIV
                                INSTRUMENTS, INC.



Jack Aviv                                     Florence Aviv
Address: 1417 Cedar Row                       Address: 1417 Cedar Row
Lakewood, New Jersey 08701                    Lakewood, New Jersey 08701



/s/ Jack Aviv                                 By: /s/ Jack Aviv
---------------------------                       -----------------------------
                                                  Jack Aviv, attorney-in-fact

David Anafi                                   Mina Anafi
Address: 3543 Moon Bay Circle                 Address: 3543 Moon Bay Circle
Wellington, Florida 33414                     Wellington, Florida 33414



By: /s/ Jack Aviv                             By: /s/ Jack Aviv
    --------------------------                    ----------------------------
    Jack Aviv, attorney-in-fact                   Jack Aviv, attorney-in-fact

Daniel Aviv                                   Debi Aviv
Address: 1417 Cedar Row                       Address: 1417 Cedar Row
Lakewood, New Jersey 08701                    Lakewood, New Jersey 08701



By: /s/ Jack Aviv                             By: /s/ Jack Aviv
    --------------------------                    ----------------------------
    Jack Aviv, attorney-in-fact                   Jack Aviv, attorney-in-fact

Ron C. Anafi                                  Dan Z. Anafi
Address: 3543 Moon Bay Circle                 Address: 3543 Moon Bay Circle
Wellington, Florida 33414                     Wellington, Florida 33414



By: /s/ Jack Aviv                             By: /s/ Jack Aviv
    --------------------------                    ----------------------------
    Jack Aviv, attorney-in-fact                   Jack Aviv, attorney-in-fact








                   [Signature Page 3 of 4 to Merger Agreement]

                                                     RHEOMETRIC SCIENTIFIC, INC.



                                                     By: /s/ Joseph Musanti
                                                        ------------------------
                                                          Name: Joseph Musanti
                                                          Title: Vice President





                                                     TEL ACQUISITION CORP.



                                                     By: /s/ Mark F. Callaghan
                                                        ------------------------
                                                         Name: Mark F. Callaghan
                                                         Title: Vice President




                   [Signature Page 4 of 4 to Merger Agreement]